Exhibit 10.78

AMENDMENT NUMBER THREE TO THE
METLIFE PLAN FOR TRANSITION ASSISTANCE FOR GRADES 14 AND ABOVE

(Amended and Restated Effective April 1, 2014)

THE METLIFE PLAN FOR TRANSITION ASSISTANCE FOR GRADES 14 AND ABOVE (the “Plan”) is hereby amended, effective as of June 30, 2016, as follows:

1.	Section 1.4.09 of the Plan is hereby amended by adding the following new subsection (n) to read as follows:

“Notwithstanding any provision of this Section 1.4.10 or the Plan to the contrary and in accordance with and subject to Section 8.1 of the Plan, ‘Employee’ shall include any employee or sales agent of the MetLife Premier Client Group at grade 14 or above who becomes a Transferred Employee in accordance with and as such term is defined in the Purchase Agreement by and among MetLife, Inc. and Massachusetts Mutual Life Insurance Company dated February 26, 2016.”

2.	Article 8 of the Plan is hereby amended by deleting “[Reserved]” and adding the following new Section 8.1 to read as follows:

§8.1    Sale of the MetLife Premier Client Group to MassMutual

(a)
Notwithstanding any other provision of the Plan, an Employee whose employment is transferred to Massachusetts Mutual Life Insurance Company (“MassMutual”) or one of its affiliates pursuant to the sale of the MetLife Premier Client Group in accordance with the Purchase Agreement by and among MetLife, Inc. and MassMutual dated February 26, 2016 (each such Employee, a “MassMutual Transferred Employee”) shall, for all purposes other than those described in Section 8.1(b) of the Plan, be deemed to be a Job Elimination Participant under the Plan.

(b)	No MassMutual Transferred Employee shall be granted Severance Pay on account of the transfer of employment that rendered him/her a MassMutual Transferred Employee.

(c)
Notwithstanding any other provision of the Plan, in the event the sale of the MetLife Premier Client Group to MassMutual referenced in Section 8.1(a) above does not close, this entire Section 8.1 shall be null and void.

IN WITNESS WHEREOF, the Company has caused this amendment to be executed on this 30th day of June, 2016 by the duly authorized individual below.

METROPOLITAN LIFE INSURANCE COMPANY

By:	/s/ Mark J. Davis
Mark J. Davis, Plan Administrator

Witness:	/s/ Kim Jupiter

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